UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 25, 2008, Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) mailed to all holders of record of shares of common stock of Shore Financial Corporation (“Shore Financial”) as of April 11, 2008, an Election Form and Letter of Transmittal to be used in connection with the merger of Shore Financial into Hampton Roads Bankshares (the “Merger”), together with a Cover Letter for Election Form and other related transmittal materials (together, the “Election Materials”).

The Election Materials contain instructions regarding the election mechanics of the elections available to Shore Financial’s shareholders and information concerning the tax consequences of such elections. The Election Form and Letter of Transmittal will be used by such shareholders in electing to receive cash consideration, stock consideration or a combination thereof in exchange for their shares of Shore Financial common stock and must accompany certificates representing shares of Shore Financial common stock (or a Notice of Guaranteed Delivery) in order for such shareholders to receive consideration in the Merger. Copies of the Cover Letter for Election Form and the Election Form and Letter of Transmittal are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Cover Letter for Election Form.

99.2	Election Form and Letter of Transmittal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Date: April 25, 2008	By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cover Letter for Election Form.

99.2	Election Form and Letter of Transmittal.

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